                                                                    EXHIBIT 99.1

             KMART HOLDING CORPORATION ANNOUNCES FOURTH QUARTER AND
                               FULL YEAR RESULTS
                       STRONG FOURTH QUARTER PROFITABILITY
                      IMPROVEMENT IN SAME STORE SALES TREND

TROY, MICH., MARCH 9, 2005 -- Kmart Holding Corporation (Nasdaq: KMRT) announced today results for the fourth quarter and full year of Fiscal 2004. For the 13 weeks ended January 26, 2005, the Company reported net income of $309 million, or $3.09 per diluted share compared to $270 million or $2.78 per diluted share for the same period in Fiscal 2003. Adjusted net income and adjusted diluted earnings per share, excluding gains on sales of assets and bankruptcy-related recoveries, were $259 million or $2.59 per diluted share, an increase of 20% and 16% over the prior year, respectively.

Following is a reconciliation of adjusted results to GAAP results:

                                                    13-WEEKS ENDED
                                         --------------------------------------
(dollars in millions)                    JANUARY 26, 2005      JANUARY 28, 2004
-----------------------------------      ----------------      ----------------
Adjusted operating income                $           437       $           411
Gain on sales of assets                               35                    86
                                         ---------------       ---------------
GAAP Operating income                    $           472       $           497
                                         ===============       ===============

Adjusted net income                      $           259       $           215
Gain on sales of assets                               21                    53
Bankruptcy-related recoveries                         29                     2
                                         ---------------       ---------------
GAAP Net income                          $           309       $           270
                                         ===============       ===============

Adjusted diluted earnings per share      $          2.59       $          2.23
Gain on sales of assets                             0.21                  0.53
Bankruptcy-related recoveries                       0.29                  0.02
                                         ---------------       ---------------
GAAP diluted earnings per share          $          3.09       $          2.78
                                         ---------------       ---------------

Same-store sales declined by 4.5% during the fourth quarter of Fiscal 2004, which represents a significant improvement compared to the two previous quarters in which the decline was 12.8% and 14.9% and compared to the prior year fourth quarter in which the decline was 13.5%.

Aylwin Lewis, President and Chief Executive Officer of Kmart, said, "After a strong first two months of the fourth quarter, we continued to deliver solid financial results through the close of 2004. While we are pleased with our performance, our return to solid, profitable operations is only the first stage in our effort to revitalize this organization. We look forward to what still needs to be accomplished and plan to continue our momentum by further improving our operations and the customer shopping experience in 2005."

Operating income for the 13-weeks ended January 26, 2005 was $472 million compared to $497 million in the prior year. Adjusted operating income, excluding gains on sales of assets, was $437 million in the fourth quarter of Fiscal 2004 compared to $411 million in the fourth quarter of Fiscal 2003.

Net income for the fourth quarter of Fiscal 2004 includes a charge of approximately $7 million after-tax or $0.07 per diluted share for the early amortization of debt issuance costs associated with the Company's decision to terminate it's credit facility in January, 2005. Net income for the fourth quarter of Fiscal 2003 includes a charge of approximately $8 million after-tax or $0.08 per diluted share for the early amortization of the debt issuance costs associated with the Company's decision to reduce the size of the credit facility.

Adjusted operating income, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. The Company has provided these adjusted figures to provide a more meaningful comparison of ongoing results and analysis of the Company's operating performance, as they reflect core operations excluding significant gains realized on sales of assets. Non-GAAP measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures.

Net income and diluted earnings per share for Fiscal 2004 were $1,106 million and $11.00 per share, respectively. Gains on sales of assets and bankruptcy-related recoveries contributed $579 million and $37 million, respectively, after-tax to net income in Fiscal 2004. Included in Net income is a charge of $14 million after-tax or $0.14 per diluted share for the early amortization of debt issuance costs associated with the Company's decision to reduce the size, amend, restate and then terminate the credit facility.

Operating activities provided net cash of approximately $1.1 billion in Fiscal 2004. Net income after gains on sales of assets of $579 after-tax and bankruptcy-related items of $37 million after-tax provided $490 million of operating cash flow in the current year. Cash flows were positively impacted by improvements in working capital, including incremental accounts payable due to improved terms with our vendors and timing of receipts.

Investing activities generated $332 million in Fiscal 2004 due largely from proceeds of $444 million from the sale of owned and assignment of leased properties to Sears and Home Depot. An additional $118 million was received for the sale of non-core assets. Proceeds from the sale of assets during the current year were offset by capital expenditures of $230 million.

Kmart's cash balance on January 26, 2005 was approximately $3.4 billion, exceeding prior expectations of $3.2 billion and an increase of approximately $1.3 billion over the prior year. The $3.4 billion excludes approximately $400 million related to the sale of stores to Sears, recorded in accounts receivable, pursuant to the previously announced store sale transaction. Inventory levels were $3.3 billion at the end of Fiscal 2004, consistent with prior year-end inventory of $3.2 billion.

As previously announced, a special meeting will be held on March, 24, 2005 to vote on the proposed merger of Kmart and Sears, Roebuck.

For further information regarding Kmart's results, please refer to the Company's Fiscal 2004 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2005 at www.sec.gov.

DISCUSSION OF YEAR-TO-DATE ADJUSTED EBITDA

Year-to-date adjusted EBITDA (Year-to-date earnings before interest, taxes, depreciation, amortization, net gain on sales of assets, bankruptcy-related recoveries and certain other items) is a non-GAAP financial measure. Year-to-date adjusted EBITDA is not the same as EBITDA defined in Kmart's Credit Facility. Year-to-date adjusted EBITDA is a Company-defined metric used by Kmart's management for the administration of the Company's incentive compensation program for eligible employees. Year-to-date adjusted EBITDA is not a measure or indicator of the overall financial condition or performance of Kmart and should not be used by investors as a basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items. Management compensates for this limitation by using GAAP measures, as well, in managing the business.

                                                               FISCAL 2004
                                                               -----------
Net income                                                     $     1,106
Adjustments to reconcile to Year-to-date Adjusted EBITDA:
   Income tax provision                                                669
   Interest expense, net                                               108
   Depreciation and amortization                                        26
   Net gain on sales of assets                                        (946)
   Bankruptcy-related recoveries                                       (59)
   Other                                                                38
                                                               -----------
Year-to-date Adjusted EBITDA                                   $       942
                                                               -----------

COMPARABILITY OF FINANCIAL STATEMENTS:

Upon emergence from bankruptcy on May 6, 2003, Kmart Corporation (Predecessor Company) applied the provisions of Fresh-Start accounting effective as of April 30, 2003, at which time a new reporting entity, Kmart Holding Corporation (Kmart), was created. As a result of applying Fresh-Start accounting, the reported historical financial statements of the Predecessor Company for periods ended prior to May 1, 2003 generally are not comparable to those of Kmart. Therefore, comparisons of earnings per share data to Predecessor Company results are not included herein. As referenced within this news release, results of operations for the period ended April 30, 2003 refer to the Predecessor Company.

About Kmart Holding Corporation
Kmart Holding Corporation and its subsidiaries (together, "Kmart") is a mass merchandising company that offers customers quality products through a portfolio of exclusive brands that include Thalia Sodi, Jaclyn Smith, Joe Boxer, Martha Stewart Everyday, and Route 66. For more information visit the Company's website at www.kmart.com.

                                       ###

Cautionary Statement Regarding Forward-Looking Information and Other Matters:

Statements or reports made by or on behalf of Kmart, which address activities, events or developments that we expect or anticipate may occur in the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that reflect, when made, Kmart's current views with respect to current events and financial performance. The words "believe," "expect," "anticipate," "project," and similar expressions, among others, generally identify "forward-looking statements," which articulate our position as of the date the statement was made. Such forward-looking statements are based upon assumptions concerning future conditions that may ultimately prove to be inaccurate and involve risks, uncertainties and factors that could cause actual results to differ materially from any anticipated future results, express or implied by such forward-looking statements.

         Kmart undertakes no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances after the date such statements were made. Consequently, all of the forward-looking statements are qualified by these cautionary statements and there can be no assurance that the results or developments anticipated will be realized or that they will have the expected effects on our business or operations. The forward-looking statements contained herein or otherwise that we make or are made on our behalf speak only as of the date of this report, or if not contained herein, as of the date when made, and we do not undertake to update these risk factors or such forward-looking statements.

         Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, factors relating to Kmart's internal operations and the external environment in which it operates; Kmart's ability to successfully implement business strategies and otherwise fund and execute planned changes in various aspects of the business; the successful integration of Kmart's and Sears' business and operations if the merger is approved by the shareholders; marketplace demand for the products of Kmart's key brand partners, as well as the engagement of appropriate new brand partners; changes in consumer spending and Kmart's ability to anticipate buying patterns and implement appropriate inventory strategies; Kmart's ability to reverse its negative same-store sales trend; competitive pressures and other third party actions, including pressures from pricing and other promotional activities of competitors, as well as new competitive store openings; Kmart's ability to properly monitor its inventory needs in order to timely acquire desired goods in appropriate quantities and/or fulfill labor needs at planned costs; Kmart's ability to attract and retain customers; Kmart's ability to maintain contracts, including leases, that are critical to its operations; Kmart's ability to develop a market niche; regulatory and legal developments; general economic conditions; changes in consumer confidence, tastes, preferences and spending; the availability and level of consumer debt; the possibility that new business and strategic options will be identified, potentially including selective acquisitions, dispositions, restructurings, joint ventures and partnerships; trade restrictions, tariffs, and other factors potentially affecting the ability to find qualified vendors and access products in an efficient manner; the outcome of pending legal proceedings; social and political conditions such as war, political unrest and terrorism or natural disasters; the possibility of negative investment returns in Kmart's pension plan; changes in interest rates; other factors affecting business beyond Kmart's control; the effect of seasonable buying patterns, which are difficult to forecast with certainty; and Kmart's ability to attract, motivate and/or retain key executives and associates. Additional factors that could cause Kmart's results to differ materially in connection with the pending business combination with Sears, Roebuck and Co. can be found in Sears Holding Corporation's Registration Statement on Form S-4 (Registration No. 333-120954) filed with the SEC and available at the SEC's Internet site www.sec.gov.



CONTACT:     Kmart Media Relations
             248-463-1021

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                          FISCAL 4TH QUARTER
                                                 JANUARY 26, 2005     JANUARY 28, 2004
                                                 ----------------     ----------------
Sales                                                $  5,909             $  6,328
Cost of sales, buying and occupancy                     4,402                4,740
                                                     --------             --------

Gross margin                                            1,507                1,588
Selling, general and administrative expenses            1,070                1,177
Net gain on sales of assets                               (35)                 (86)
                                                     --------             --------

Operating income                                          472                  497
Interest expense, net                                      23                   69
Bankruptcy-related recoveries                             (46)                  (4)
Equity income in unconsolidated subsidiaries                -                   (2)
                                                     --------             --------

Income before income taxes                                495                  434
Provision for  income taxes                               186                  164
                                                     --------             --------

Net income                                           $    309             $    270
                                                     ========             ========

Basic net income per common share                    $   3.48             $   3.02
                                                     ========             ========

Diluted net income per common share                  $   3.09             $   2.78
                                                     ========             ========

Basic weighted average shares (millions)                 88.7                 89.5

Diluted weighted average shares (millions)              101.1                 99.6

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                                            PREDECESSOR
                                                                              SUCCESSOR COMPANY               COMPANY
                                                                        -------------------------------    --------------
                                                                        FISCAL YEAR     39-WEEKS ENDED     13-WEEKS ENDED
                                                                           2004        JANUARY 28, 2004    APRIL 30, 2003
                                                                        -----------    ----------------    --------------
Sales                                                                    $  19,701         $  17,072         $   6,181
Cost of sales, buying and occupancy                                         14,670            13,084             4,762
                                                                         ---------         ---------         ---------

Gross margin                                                                 5,031             3,988             1,419
Selling, general and administrative expenses                                 4,156             3,581             1,421
Net gain on sales of assets                                                   (946)              (89)                -
Restructuring, impairment and other charges                                      -                 -                37
                                                                         ---------         ---------         ---------

Operating income (loss)                                                      1,821               496               (39)
Interest expense, net                                                          108               127                57
Bankruptcy-related recoveries                                                  (59)               (4)                -
Equity income in unconsolidated subsidiaries                                    (3)               (5)               (7)
Reorganization items, net                                                        -                 -               769
                                                                         ---------         ---------         ---------

Income (loss) from continuing operations before income taxes                 1,775               378              (858)
Provision for (benefit from) income taxes                                      669               144                (6)
                                                                         ---------         ---------         ---------

Income (loss) from continuing operations                                     1,106               234              (852)
Discontinued operations (net of income taxes of $0)                              -                 -               (10)
                                                                         ---------         ---------         ---------

Net income (loss)                                                        $   1,106         $     234         $    (862)
                                                                         =========         =========         =========

Basic income (loss) per common share from continuing operations          $   12.39         $    2.61         $   (1.63)
Discontinued operations                                                          -                 -             (0.02)
                                                                         ---------         ---------         ---------
Basic net income (loss) per common share                                 $   12.39         $    2.61         $   (1.65)
                                                                         =========         =========         =========

Diluted income (loss) per common share from continuing operations        $   11.00         $    2.51         $   (1.63)
Discontinued operations                                                          -                 -             (0.02)
                                                                         ---------         ---------         ---------
Diluted net income (loss) per common share                               $   11.00         $    2.51         $   (1.65)
                                                                         =========         =========         =========

Basic weighted average shares (millions)                                      89.3              89.6             522.7

Diluted weighted average shares (millions)                                   101.4              93.3             522.7

                           CONSOLIDATED BALANCE SHEETS
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                         JANUARY 26, 2005         JANUARY 28, 2004
                                                                         ----------------         ----------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                  $   3,435               $   2,088
  Merchandise inventories                                                        3,281                   3,238
  Accounts receivable, net                                                         646                     301
  Other current assets                                                             179                     184
                                                                             ---------               ---------
TOTAL CURRENT ASSETS                                                             7,541                   5,811
Property and equipment, net                                                        315                     153
Deferred tax asset                                                                 726                      33
Other assets and deferred charges                                                   69                      77
                                                                             ---------               ---------

TOTAL ASSETS                                                                 $   8,651               $   6,074
                                                                             =========               =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Mortgages payable due within one year                                      $       4               $       4
  Accounts payable                                                               1,092                     820
  Accrued expenses and other liabilities                                           717                     671
  Taxes other than income taxes                                                    273                     281
                                                                             ---------               ---------
TOTAL CURRENT LIABILITIES                                                        2,086                   1,776
LONG-TERM LIABILITIES
  Long-term debt and mortgages payable                                              91                      76
  Capital lease obligations                                                        276                     374
  Pension obligations                                                            1,004                     873
  Unfavorable operating leases                                                     294                     342
  Other long-term liabilities                                                      431                     424
                                                                             ---------               ---------
TOTAL LIABILITIES                                                                4,182                   3,865

SHAREHOLDERS' EQUITY
  Preferred stock 20,000,000 shares authorized; no shares outstanding                -                       -
  Common stock $0.01 par value, 500,000,000 shares authorized;
     88,693,006 and 89,633,760 shares issued, respectively                           1                       1
  Treasury stock, at cost                                                          (86)                     (1)
  Capital in excess of par value                                                 3,291                   1,974
  Retained earnings                                                              1,340                     234
  Accumulated other comprehensive (loss) income                                    (77)                      1
                                                                             ---------               ---------
TOTAL SHAREHOLDERS' EQUITY                                                       4,469                   2,209
                                                                             ---------               ---------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                   $   8,651               $   6,074
                                                                             =========               =========

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (DOLLARS IN MILLIONS)

                                                                                                         PREDECESSOR
                                                                           SUCCESSOR COMPANY               COMPANY
                                                                     --------------------------------   -------------
                                                                                        39-WEEKS          13-WEEKS
                                                                     FISCAL YEAR          ENDED             ENDED
                                                                         2004        JANUARY 28, 2004   APRIL 30, 2003
                                                                     -----------     ----------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES
      Net income (loss)                                               $   1,106         $     234         $    (862)
      Adjustments to reconcile net income (loss) to net cash
          provided by operating activities:
                  Depreciation and amortization                              69                53               177
                  Store closings inventory charges                           14                 -                 -
                  Net gain on sales of assets                              (946)              (89)                -
                  Net gain on bankruptcy-related settlements                (59)               (4)                -
                  Deferred income taxes                                     597               137                 -
                  Equity income in unconsolidated subsidiaries               (3)               (5)               (7)
                  Restructuring, impairments and other charges                -                 -                44
                  Reorganization items, net                                   -                 -               769
      Net cash received from bankruptcy-related settlements                  10                 4                 -
      Dividends received from Meldisco                                        3                 -                36
      Cash used for store closings and other charges                          -               (15)              (64)
      Cash used for payments of exit costs and other
           reorganization items                                               -              (481)              (19)
      Change in:
                  Merchandise inventories                                   (57)            1,193               480
                  Accounts receivable                                        44                86               114
                  Accounts payable                                          272              (340)             (117)
                  Taxes payable                                              77              (197)              (16)
                  Other assets                                               53                34                 9
                  Other liabilities                                        (112)              126                32
                                                                      ---------         ---------         ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                 1,068               736               576
                                                                      ---------         ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES
       Proceeds from sales of assets                                        562               182                64
       Capital expenditures                                                (230)             (108)               (4)
                                                                      ---------         ---------         ---------
NET CASH PROVIDED BY INVESTING ACTIVITIES                                   332                74                60
                                                                      ---------         ---------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES
       Payments on capital lease obligations                                (49)              (75)              (16)
       Payments on debt                                                      (4)              (37)               (1)
       Debt issuance costs                                                    -               (48)                -
       Fees paid to Plan Investors                                            -               (13)                -
       Purchase of treasury stock                                             -                (4)                -
       Issuance of common shares                                              -               140                 -
       Proceeds from issuance of debt                                         -                83                 -
                                                                      ---------         ---------         ---------
NET CASH (USED FOR) PROVIDED BY  FINANCING ACTIVITIES                       (53)               46               (17)
                                                                      ---------         ---------         ---------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                   1,347               856               619
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                            2,088             1,232               613
                                                                      ---------         ---------         ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                              $   3,435         $   2,088         $   1,232
                                                                      =========         =========         =========